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EXHIBIT 5.1

[LETTERHEAD OF PERKINS COIE LLP]

                         [    ], 2004

HyperSpace Communications, Inc.
8480 East Orchard Road, Suite 6600
Greenwood Village, CO 80111

  Re:
  Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as special counsel to you in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form SB-2 (file no. 333-115404), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), by HyperSpace Communications, Inc., a Colorado corporation (the "Company"), with respect to the issuance and/or sale in an underwritten public offering of: (i) up to 2,000,000 units (the "Company Units"), each unit consisting of one share of the Company's common stock, no par value per share (the "Common Stock") and two warrants, each to purchase one share of Common Stock (the "Warrants"); (ii) up to an additional 300,000 units which may be sold by the Company pursuant to the exercise of an over-allotment option (the "Over-Allotment Units" and, together with the Company Units, the "Units"); and (iii) options to the underwriters for the purchase of 200,000 units (the "Underwriter Options"). The Units and Underwriter Options are to be issued and/or sold pursuant to the terms of an underwriting agreement ("Underwriting Agreement"), which is an exhibit to the Registration Statement, between the Company and the underwriters named therein.

        We have examined the Registration Statement and such documents and records of the Company and other documents, matters of fact and questions of law as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed. We are opining herein as to the effect on the subject transaction only of the Colorado Business Corporation Act and other relevant law in effect in the state of Colorado as of the date hereof and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

  (a)
  the continued effectiveness of the Registration Statement,

  (b)
  approval by the Company's board of directors of the terms of the underwriting of the Units,

  (c)
  due execution by the Company and registration by its registrar of the Company Units, and to the extent the underwriters exercise their over-allotment options, the Over-Allotment Units,

  (d)
  the offering and sale of the Company Units, and to the extent the underwriters exercise their over-allotment option, the Company's Over-Allotment Units, as contemplated by the Registration Statement and any amendments thereto and in accordance with the Underwriting Agreement,

  (e)
  valid exercise of the Underwriter Options by the underwriters and receipt by the Company of the exercise price therefor, and

  (f)
  receipt by the Company of the consideration required for the Company Units, and to the extent the underwriters exercise their over-allotment option, the Company's Over-Allotment Units, to be sold by the Company as contemplated by the Registration Statement and any amendments thereto and in accordance with the Underwriting Agreement, the Units and, as applicable, the shares of common stock underlying the Underwriter Options, will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
[/s/ PERKINS COIE LLP]

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